EXHIBIT 24
POWER OF ATTORNEY
DATED DECEMBER 4, 2008
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Lesetja Kganyago, André Pillay and Lungisa Fuzile and any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and deliver the Republic’s Annual Report on Form 18-K for the fiscal year ended March 31, 2008 and all amendments thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue thereof;
PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999), as amended.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: December 4, 2008	By:	/s/ Trevor A. Manuel

Trevor A. Manuel, MP
Minister of Finance of the
Republic of South Africa